                                                                   EXHIBIT 10.45


                              SEPARATION AGREEMENT

         THIS SEPARATION AGREEMENT (this "Agreement") is made and entered into this _____ day of _______________, 1999, by and between The Williams Companies, Inc., a Delaware corporation ("Williams"), and Williams Communications Group, Inc., a Delaware corporation ("Communications"),

         WHEREAS, Communications plans to sell shares of its Class A Common Stock, par value $.01 per share ("Class A Common Stock"), to the public in an underwritten initial public offering ("Initial Public Offering") and to certain other parties pursuant to private placements;

         WHEREAS, Williams will continue to hold all of the issued and outstanding Class B Common Stock ("Class B Common Stock"), par value $.01 per share, of Communications after the closing of these sales of the Class A Common Stock, and

         WHEREAS, it is appropriate and desirable to set forth certain agreements that will govern certain matters relating to the Initial Public Offering and the conduct of business after its closing and the relationship of Williams and Communications and their respective subsidiaries following the Initial Public Offering,

         NOW, THEREFORE, the parties agree, intending to be legally bound, as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.01. DEFINITIONS. As used in this Agreement, in addition to the terms defined in the Preamble and Recitals hereof, the following terms shall have the following meanings, applicable to both the singular and plural forms of the terms described:

         "ACTION" shall mean any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any federal, state, local or foreign or international Governmental Authority or any arbitration or mediation tribunal.

         "ADMINISTRATIVE SERVICES AGREEMENT" means the Agreement attached hereto as Exhibit 1.

         "AGREEMENT" shall have the meaning ascribed to it in the Preamble.


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         "ANCILLARY AGREEMENT" shall mean and include the Administration
Services Agreement, the Registration Rights Agreements, the Tax Sharing Agreement, the Cross-License Agreement, the Data Processing Agreement, the Indemnification Agreement, and the Operation, Maintenance and Repair Agreement.

         "BUSINESS DAY" means any calendar day which is not a Saturday, Sunday or public holiday under the laws of the State of New York.

         "CLOSING" means the consummation of the purchase and sale of shares of the Class A Common Stock pursuant to the Initial Public Offering.

         "CLOSING DATE" means the date on which the Closing occurs.

         "COMMUNICATIONS ACTIVITIES" shall mean and include all business activities and lines of business conducted by any member of the Communications Group on the Closing Date that is not a member of the Williams Group at the Closing Date; provided however, that until such time, if ever, as Communications shall acquire the Lightel Investment, the Williams Group's activities with respect to the Lightel Investment, including the making of any additional investment in Lightel, shall not be deemed to be included in Communications Activities.

         "COMMUNICATIONS GROUP" shall mean Communications and its direct and indirect subsidiaries.

         "CROSS-LICENSE AGREEMENT" means the Agreement attached hereto as
Exhibit 4.

         "DATA PROCESSING AGREEMENT" means the Agreement attached hereto as
Exhibit 5.

         "EMPLOYEE BENEFITS AGREEMENT" means the Agreement attached hereto as
Exhibit 8.

         "ENERGY ACTIVITIES" shall mean and include all business activities and lines of business conducted by any member of the Williams Group on the Closing Date that is not a member of the Communications Group at the Closing Date; provided however, that after such time, if ever, as Communications shall acquire the Lightel Investment, the Communications Group's activities with respect to the Lightel Investment, including the making of any additional investment in Lightel, shall not be deemed to be included in Energy Activities.

         "GOVERNMENTAL AUTHORITY" shall mean any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory administrative or governmental authority.

         "GROUP" means the Communications Group or the Williams Group, as the context requires.


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         "INDEMNIFICATION AGREEMENT" means the Agreement attached hereto as
Exhibit 6.

         "INFORMATION" means any Information, whether or not patentable or copyrightable in written, oral or electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototype samples, computer date, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, Communications by or to attorneys, memos and other materials prepared by attorneys and any other technical, financial employee or business information or data.

         "LIGHTEL" means Lightel S.A. -- Technologic da Informacao.

         "LIGHTEL INVESTMENT" means the equity and debt investments of Williams in Lightel from time to time.

         "OPERATION, MAINTENANCE AND REPAIR AGREEMENT" means the Agreement attached hereto as Exhibit 7.

         "REGISTRATION RIGHTS AGREEMENT" means the Agreement attached hereto as
Exhibit 2.

         "SEPARATION COMMITTEE" has the meaning specified in Section 3.01.

         "TAX SHARING AGREEMENT" means the Agreement attached hereto as Exhibit
3.

         "WILLIAMS GROUP" shall mean Williams and its direct and indirect subsidiaries except the Communications Group.

                                   ARTICLE II

                            CERTAIN BUSINESS MATTERS

         2.01 NON-COMPETITION. (a) Except as permitted under this Section 2.01, no member of the Communications Group shall, for a period of five years from the Closing Date, engage in Energy Activities or any activities or lines of business similar to Energy Activities.

         (b) Except as permitted under this Section 2.01, no member of the Williams Group shall, for a period of five years from the Closing Date, engage in Communications Activities.

         (c) No member of the Communications Group or the Williams Group shall have any duty to refrain from doing business with any potential or actual supplier or customer with any member of the other Group or engage in or refrain from any other


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activities whatsoever relating to any of the potential or actual customers or suppliers of the other Group except as provided herein.

         (d) Notwithstanding the other provisions of this Section 2.01 to the contrary, the Williams Group, on the one hand, and the Communications Group, on the other hand, shall be permitted to pursue business opportunities that are reserved to the other Group if the Group permitted to pursue such opportunities shall determine not to pursue them. In this regard, each party agrees that if one of the parties (the "proposing party") notifies in writing the other party (the "receiving party") that the proposing party desires to pursue an opportunity that the proposing party is prohibited from pursuing under this
Section 2.01, the receiving party shall notify the proposing party (i) within ten (10) Business Days following its receipt of the proposing party's notice whether the receiving party intends in good faith to pursue the same opportunity and (ii) promptly following any subsequent determination by the receiving party not to pursue such opportunity of such determination. The proposing party shall be permitted to pursue an opportunity as to which it has given a notice pursuant to this Section 2.01(d) in the event that (i) the receiving party fails to notify the proposing party within the required period of the receiving party's good faith intention to pursue such opportunity or (ii) the receiving party notifies the proposing party of the receiving party's determination not to pursue such opportunity.

         (e) Notwithstanding the other provisions of this Section 2.01 to the contrary, the Williams Group, on the one hand, and the Communications Group, on the other hand, shall be permitted to make acquisitions of and investments in any entity engaged in activities that are reserved to the other Group provided that those activities that are reserved to the other Group represented in such entity's most recently completed fiscal year not more than [30]% of the consolidated [revenues][net income] of the entity being acquired or in which the investment is being made. [In the event that the Williams Group or the Communications Group makes such an acquisition and in connection therewith acquires all of the equity of the activities reserved to the other Group, it will provide to the other Group a right of first offer to acquire such activities should such activities be disposed of prior to five years following the Closing Date.]

         2.02 EXCHANGE OF INFORMATION. (a) Each of Williams and Communications on behalf of its respective Group agrees to provide or cause to provide to the other Group at any time after the Closing as soon as reasonably practicable after written notice therefor any Information in the possession or in control of such respective Group which the requesting party reasonably needs: (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting party (including under applicable securities or tax laws) by a Governmental Authority having jurisdiction over the requesting party, (ii) for use in any other judicial, regulatory, administrative tax or other proceedings or in order to satisfy audit, accounting, claims, regulatory, litigation, tax or other similar requirements, or (iii) to comply with its obligations under this Agreement or any similar Agreements; provided, however, that


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in the event that any party determines that any such a provision of Information could be commercially detrimental, violate any law or Agreement, or waive any attorney-client privilege, the parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence.

         (b) After the Closing Date, Communications shall have access during regular business hours (as in effect from time to time) to the documents and objects of historical significance that relate to the Communications Business that are located in the Williams records. Communications may obtain copies (but not originals) of documents for bona fide business purposes. Communications shall pay $[___] per hour for archives research services. Nothing herein should be deemed to restrict the access of any member of the Williams Group to any such documents or objects or to impose any liability on any member of the Williams Group if any such documents or objects are not maintained or preserved by Williams.

         (c) After the date hereof, (i) Communications shall maintain and effect at its own cost and expense adequate systems and controls to the extent necessary to enable members of the Williams Group to satisfy their respective reporting, accounting, audit and other obligations, and (ii) Communications shall provide or cause to be provided to Williams such form as Williams shall request at no charge to Williams all financial and other data and information that Williams determines necessary in order to prepare Williams' financial statements and reports or filings with any Governmental Authority.

         2.03 OWNERSHIP OF INFORMATION. Any Information owned by one Group that is provided to a requesting party pursuant to this Agreement shall be deemed to remain the property of the providing party. Unless specifically set forth herein, nothing contained in this Agreement should be construed as granting or conferring rights or licenses or otherwise in any such Information.

         2.04 COMPENSATION FOR PROVIDING INFORMATION. The party requesting such Information agrees to reimburse the other party for the reasonable cost, if any, of creating, gathering or copying such Information, to the extent that such costs are incurred for the benefit of the requesting party. Except as may be otherwise specifically provided elsewhere in this Agreement or any other Agreement between the parties, such cost shall be computed in accordance with the providing party's standard methodology and procedures.

         2.05 RECORD RETENTION. To facilitate the possible exchange of Information pursuant to this Agreement after the Closing Date, the parties agree to use their reasonable best efforts to retain all Information in their respective possession or control in accordance with the records retention policies of Williams as in effect of the Closing Date as such may from time to time be changed. No party will destroy or permit any of its subsidiaries to destroy any Information which the other party may have the right to obtain pursuant to this Agreement prior to the third anniversary of the


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Closing Date without first using its reasonable best efforts to notify the other party of the proposed destruction and giving the other party the opportunity to take possession of such Information prior to such destruction; provided, however, that in the case of any Information relating to Taxes or to environmental liabilities, such period shall be extended to expiration of the applicable statute of limitations (giving effect to any extensions thereof).

         2.06 LIMITATION OF LIABILITY. No party shall have any liability to any other party in the event that any Information exchanged or provided pursuant to this Agreement which is an estimate or forecast, or which is based on an estimate or forecast, is found to be inaccurate in the absence of willful misconduct by the party providing such Information. No party shall have any liability to any other party if any Information is destroyed after the reasonable best efforts by such party to comply with the provisions of this Agreement.

         2.07 OTHER AGREEMENTS PROVIDING FOR EXCHANGE OF INFORMATION. The rights and obligations granted under this Agreement are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of Information as set forth in any other agreement between the parties.

         2.08 PRODUCTION OF WITNESSES, RECORDS AND COOPERATION. After the Closing Date, taking the case of an adversarial action by one party against another party, which shall be governed by such discovery rules as may be applicable under Section III or otherwise, each party hereto shall use its reasonable best efforts to make available to each other party upon written request the former, current and future directors, officers, employees, other personnel and agents and the members of its respective Group as witnesses, and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (given consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may be reasonably required in connection with any Action in which the requesting party may from time to time be involved regardless of whether such Action is a matter with respect to its indemnification may be sought. The requesting party shall bear all costs and expenses (including allocated costs of in-house counsel and other personnel) in connection therewith.

         2.09 CONFIDENTIALITY. Each of the parties hereto on behalf of itself and each member of its respective Group agrees to hold and to cause its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives to hold in strict confidence with at least the same degree of care that applies to Williams confidential and proprietary information pursuant to policies in effect and practices in place on the Closing Date, all information concerning each other Group that is either in its possession (including Information in its possession prior to


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the Closing Date) or furnished by any such group or its respective directors, officers, employees, agents, accountants, counsel or other advisors and representatives at any time pursuant to this Agreement and shall not use any of such Information other than for purposes expressly permitted hereunder.

         2.10 PROTECTIVE ARRANGEMENTS. In the event that any party and any member of its Group either determines on the advice of its counsel that it is required to disclose any Information pursuant to applicable law or receives any demand under lawful process or from any Governmental Authority to disclose or provide Information of any other party (or any other member of any other party's Group) that is subject to the confidentiality provisions hereof, such party shall notify the other party prior to disclosing or providing such Information and shall cooperate at the expense of the requesting party in seeking any reasonable protective arrangements requested by such other party. Subject to the foregoing, the Person that receives such request may thereafter disclose or provide Information to the extent required by such law (as so advised by counsel) by lawful process of such Governmental Authority.

                                   ARTICLE III

                      SEPARATION COMMITTEE AND ARBITRATION

         3.01 SEPARATION COMMITTEE. Immediately after the Closing, Williams and Communications shall form a committee (the "Separation Committee") comprised of one representative designated from time to time by the general counsel of Communications and one representative designated from time to time by the general counsel of Williams. The Separation Committee shall be responsible for resolving any and all disputes between any member of the Williams Group and any member of the Communications Group arising with respect to any matter, whether based on contract, tort, statute or otherwise (collectively, "Disputes"), including any Dispute as to (i) whether any Action or other Liability is a Williams Liability or a Communications Liability, (ii) whether any asset belongs to a member of the Williams Group or the Communications Group, (iii) the interpretation of any provision of this Agreement or any Ancillary Agreement, and (iv) such matters as are contemplated by this Agreement or any Ancillary Agreement to be resolved by the Separation Committee. In the event of any such Dispute, each member of the Williams Group and the Communications Group shall have the right to refer in writing such Dispute to the Separation Committee for resolution. The Separation Committee shall be required to render a written decision with respect to any Dispute within thirty (30) days of its receipt of referral. The decision of the Separation Committee with respect to any Dispute shall be binding on the Williams Group and the Communications Group and their respective successors and assigns. In the event that the Separation Committee is unable to reach a unanimous determination as to any Dispute to which it is referred within thirty (30) days of such referral, each member of the Williams Group and Communications Group involved in such Dispute shall have the right to submit such Dispute to arbitration in accordance


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with the procedures set forth below. All out-of-pocket expense and costs incurred by any member of the Williams Group or any member of the Communications Group in connection with the procedures set forth in this section shall be borne by the party incurring such expenses and costs.

         3.02 AGREEMENT TO ARBITRATE. Except as otherwise specifically provided in any Ancillary Agreement, the procedures for discussion, negotiation and arbitration set forth in this Article III shall apply to all disputes, controversies or claims (whether sounding in contract, tort or otherwise) that may arise out of or relate to, or arise under or in connection with this Agreement or any Ancillary Agreement, or the transactions contemplated hereby or thereby (including all actions taken in furtherance of the transactions contemplated hereby or thereby on or prior to the date hereof), or the commercial or economic relationship of the parties relating hereto or thereto, between or among any member of the Williams Group or the Communications Group. Each party agrees on behalf of itself and each member of its respective Group that the procedures set forth in this Article III shall be the sole and exclusive remedy in connection with any dispute, controversy or claim relating to any of the foregoing matters and irrevocably waives any right to commence any Action in or before any Governmental Authority. Each party on behalf of itself and each member of its respective Group irrevocably waives any right to any trial by jury with respect to any claim, controversy or dispute set forth in the first sentence of this Section 3.01.

                                   ARTICLE IV

                   FURTHER ASSURANCE AND ADDITIONAL COVENANTS

         4.01 FURTHER ASSURANCES. (a) In addition to the actions specifically provided for elsewhere in this Agreement, each of the parties hereto shall use its reasonable best efforts, prior to, on and after the Closing Date, to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements.

         (b) Without limiting the foregoing, prior to, on and after the Closing Date, each party hereto shall cooperate with the other parties, and without any further consideration, but at the expense of the requesting party, to execute and deliver, or use its reasonable best efforts to cause to be executed and delivered, all instruments, including instruments of conveyance, assignment and transfer, and to make all filings with, and to obtain all consents, approvals or authorizations of any Governmental Authority or any other Person under any permit, license, agreement, indenture or other instrument (including any consents or governmental approvals), and to take all such other actions as such party may reasonably be requested to take by any other party hereto from time to time, consistent with the terms of this Agreement and the Ancillary


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Agreements, in order to effectuate the provisions and purposes of this Agreement and the Ancillary Agreements and the transfers of assets and the assignment and assumption of liabilities and the other transactions contemplated hereby and thereby. Without limiting the foregoing, each party will, at the reasonable request, cost and expense of any other party, take such other actions as may be reasonably necessary to vest in such other party good and marketable title, free and clear of any security interest, if and to the extent it is practicable to do so.

         (c) Prior to the Closing Date, if one or more of the parties identifies any commercial or other service that is needed to assure a smooth and orderly transition of the businesses in connection with the consummation of the transactions contemplated hereby, and that is not otherwise governed by the provisions of this Agreement or any Ancillary Agreement, the parties will cooperate in determining whether there is a mutually acceptable arm's-length basis on which one or more of the other parties will provide such service.

         (d) Communications hereby assumes that portion of Williams' obligations related to Communications and its subsidiaries under both: (i) that certain agreement between Williams WPC - I, Inc. ("WPC") and The Williams Companies, Inc., dated September 21, 1998, whereby Williams compensates WPC for performances of services by WPC on behalf of Communications and its subsidiaries; and (ii) that certain agreement among Williams Risk Management L.L.C. ("WRM") and The Williams Companies, Inc., and Williams WPC - I, Inc., dated September 21, 1998, whereby Williams compensates WRM for performance of Williams' risk management obligations on behalf of Communications and its subsidiaries.

                                    ARTICLE V

                        INSURANCE MAINTAINED BY WILLIAMS

         5.01. (a) Williams shall continue to offer and to provide to the members of the Communications Group the insurance coverage described in Exhibit 8 hereto, and any other insurance coverage that members of the Communications Group may from time to time reasonably request, to the extent such insurance is commercially suitable. Williams shall offer and provide such insurance coverage on premium and coverage terms that are consistent with past practices or practices applied to Williams and its subsidiaries. It is understood that some of the insurance coverages listed in Exhibit 8 may include the interests of Williams and its subsidiaries as insureds, which interests shall be governed by and terminated in accordance with past practices. Williams' obligation pursuant to this Section 5.01 shall terminate ninety (90) days after the date which members of the Williams Group shall cease to own capital stock representing in the aggregate more than 50% of the voting power of the outstanding voting stock of Communications; provided that no such termination shall have the effect of shortening or terminating the period of coverage of any such insurance policy then currently in


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effect; and provided further, that Williams shall cooperate with the members of the Communications Group after such date to find mutually acceptable arrangements whereby the insurance coverage referred to in this Section shall continue to be made available to the members of the Communications Group if they so choose.

         (b) Communications shall be responsible for any and all claims, liabilities and losses against it (and related expenses), including the deductibles (and self-insurance retention) applicable to the insurance coverage referred to in Section 5.01(a). Unless otherwise mutually agreed to in writing, Williams shall have the sole and absolute authority to administer any and all claims filed under any policy referred to in this Article V and any other insurance coverage or self-insurance relating to periods prior to the effective date of this agreement, against any member of the Communications Group, including, without limitation, decisions regarding the settlement of any and all claims.

                                   ARTICLE VI

                                EMPLOYEE BENEFITS

         6.01 EMPLOYEE BENEFIT PLAN. The relationship of the parties with respect to certain matters relating to employees and employee benefits will be governed by the Employee Benefits Agreement attached hereto as Exhibit 8.

                                   ARTICLE VII

                                  EFFECTIVENESS

         7.01 EFFECTIVENESS. This Agreement shall become effective at the Closing.

                                  ARTICLE VIII

                             SUCCESSORS AND ASSIGNS

         8.01 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by either party hereto to any other person without the prior written consent of the other party hereto.


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                                   ARTICLE IX

                          NO THIRD-PARTY BENEFICIARIES

         9.01 NO THIRD-PARTY BENEFICIARIES. Except for the persons entitled to indemnification pursuant to Article II or Article III hereof, each of whom is an intended third-party beneficiary hereunder, nothing expressed or implied in this Agreement shall be construed to give any person or entity other than the parties hereto any legal or equitable rights hereunder.

                                    ARTICLE X

                                ENTIRE AGREEMENT

         10.01 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof.

                                   ARTICLE XI

                                    AMENDMENT

         11.01 AMENDMENT. This Agreement may not be amended except by an instrument signed by the parties hereto.

                                   ARTICLE XII

                                     WAIVERS

         12.01 WAIVERS. No waiver of any term shall be construed as a subsequent waiver of the same term, or a waiver of any other term, of this Agreement. The failure of any party to assert any of its rights hereunder will not constitute a waiver of any such rights.

                                  ARTICLE XIII

                                  SEVERABILITY

         13.01 SEVERABILITY. If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, such provision shall be deemed severable and all other provisions of this Agreement shall nevertheless remain in full force and effect.


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

                                   ARTICLE XIV

                                    HEADINGS

         14.01 HEADINGS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                                   ARTICLE XV

                                     NOTICES

         15.01 NOTICES. All notices given in connection with this Agreement shall be in writing. Service of such notices shall be deemed complete: (i) if hand delivered, on the date of delivery; (ii) if by mail, on the fourth Business Day following the day of deposit in the United States mail, by certified or registered mail, first-class postage prepaid; (iii) if sent by Federal Express or equivalent courier service, on the next Business Day; or (iv) if by telecopier, upon receipt by sender of confirmation of successful transmission. Such notices shall be addressed to the parties at the following address or at such other address for a party as shall be specified by like notice (except that notices of change of address shall be effective upon receipt):

         If to Williams:

                  The Williams Companies, Inc.
                  One Williams Center
                  Tulsa, Oklahoma 74172
                  Attention:  William G. von Glahn
                  Fax No. 918/573-5942

         If to Communications:

                  Williams Communications Group, Inc.
                  One Williams Center
                  Tulsa, Oklahoma 74172
                  Attention:  David P. Batow
                  Fax No.:  918/573-3005


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                                   ARTICLE XVI

                                  GOVERNING LAW

         16.01 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with, the laws of the State of Oklahoma, without giving effect to the principles of conflict of laws of such state or any other jurisdiction.

                                  ARTICLE XVII

                                  COUNTERPARTS

         17.01 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute but one and the same instrument.
         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first written above.


                                             WILLIAMS COMMUNICATIONS GROUP, INC.



                                             By:
                                                --------------------------------

                                             Name:
                                             Title:


                                             THE WILLIAMS COMPANIES, INC.

                                             By:
                                                --------------------------------

                                             Name:
                                             Title:

                                 EXHIBIT 8

                           EMPLOYEE BENEFITS AGREEMENT


                  THIS EMPLOYEE BENEFITS AGREEMENT (this "Agreement") is made and entered into as of ____________________________, 1999, by and between The
Williams Companies, Inc., a Delaware corporation ("Williams"), and Williams Communications Group, Inc., a Delaware corporation ("Communications").

                              W I T N E S S E T H:

                  WHEREAS, the Board of Directors of Communications has determined that it is appropriate and desirable for Communications to issue shares of its Class A Common Stock, par value $0.01 per share, to the public in an initial public offering (the "Initial Public Offering"); and

                  WHEREAS, each of Williams and Communications has determined that it is desirable to set forth herein certain agreements that will govern the relationship of the parties hereto following the Initial Public Offering with respect to employees and employee benefits, the terms of which have not resulted from arms length negotiations between the parties, and accordingly, such terms may be in some respects less favorable to Communications than those that it could obtain from unaffiliated third parties.

                  NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

                                    SECTION I

                                   Definitions

                  SECTION 1.01 Definitions. Whenever used in this Agreement, the following terms shall have the following meanings, and the definition of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neutral genders of such terms:

                  "Action" shall mean any action, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency, body or commission or any arbitration tribunal.

                  "Benefit Plans" shall have the meaning specified in Section 2.01.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, and the United States Treasury regulations promulgated thereunder, including any successor legislation.

                  "Communications" shall mean Williams Communications Group,
Inc.

                  "Communications Affiliated Group" shall mean, collectively, Communications and all its direct and indirect Subsidiaries now or hereafter existing.

                  "Communications Benefit Plans" shall have the meaning specified in Section 2.01.

                  "Communications Business" shall mean the business of any (i) division, Subsidiary or enterprise of the Communications Affiliated Group managed or operated as of the date of this Agreement or any prior or future time by any member of the Communications Affiliated Group, and (ii) entities acquired or established by or for the Communications Affiliated Group after the date of this Agreement.

                  "Communications Employees" shall mean those employees, former employees, retirees, agents, and subcontractors of the Communications Affiliated Group.

                  "Communications Expenses" shall mean (i) all costs accrued or incurred by Communications in respect of the Communications Benefit Plans and the Communications Employees, including, but not limited to, all costs related to the participation of a Communications Employee in the Williams Benefit Plans,
(ii) any expenses relating to fixed assets (including any costs for furniture and personal computers), (iii) any miscellaneous expenses (including insurance, travel and entertainment, advertising and licenses) accrued or incurred by Communications and related to the businesses of the parties hereto, and (iv) any other corporate costs incurred by Communications.

                  "Communications Liabilities" shall mean, collectively, (i) all the Liabilities of the Communications Affiliated Group under this Agreement, including its allocated portion of Williams Expenses, (ii) all the Liabilities of the parties hereto or their respective Subsidiaries (whenever arising whether prior to, at or following the closing of the Effective Date) arising out of or in connection with or otherwise relating to the management or conduct, before or after the closing on the Effective Date, of the Communications Business, and
(iii) all other Liabilities based upon, arising out of or in connection with or otherwise relating to any businesses conducted at any time by the Communications Affiliated Group.

                  "Effective Date" shall mean the date on which the Initial Public Offering is consummated.

                  "Employee Services" shall have the meaning specified in
Section 2.01.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Event" shall have the meaning specified in Section 2.04(e).

                  "Initial Public Offering" shall have the meaning specified in the preamble to this Agreement.

                  "Internal Revenue Service" shall mean the United States Internal Revenue Service.

                  "Liabilities" shall mean any and all debts, liabilities and obligations (relating to performance or otherwise), absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, including those debts, liabilities and obligations arising under any law, rule, regulation, Action, threatened Action, order or consent decree of any court, any governmental or other regulatory or administrative agency or commission or any award of any arbitration tribunal, and those arising under any contract, guarantee, commitment or undertaking.

                  "Ownership Reduction Date" shall mean the date on which Williams and Communications cease to be in the same "controlled group of corporations" as defined in Section 1563(a) of the Code.

                  "Person" shall mean any individual, corporation, partnership, joint venture, limited liability company, association or other business entity and any trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Records" shall have the meaning specified in Section 3.01(a).

                "Shared Services Employee" means a Williams Employee who provides services to both the Williams Affiliated Group and the Communications Affiliated Group.

                  "Subsidiary" shall mean any corporation, partnership, joint venture or other Person of which another Person (i) owns, directly or indirectly, ownership interests sufficient to elect a majority of the board of directors of such corporation, partnership, joint venture or other Person (or Persons performing similar functions) (irrespective of whether at the time any other class or classes of ownership interests of such corporation, partnership, joint venture or other Person shall or might have such voting power upon the occurrence of any contingency), or (ii) is a general partner or an entity performing similar functions (e.g., a trustee or manager).

                  "Williams" shall mean The Williams Companies, Inc.

                  "Williams Affiliated Group" shall mean, collectively, Williams and all its direct and indirect Subsidiaries now or hereafter existing, other than the Communications Affiliated Group.

                  "Williams Benefit Plans" shall have the meaning specified in
Section 2.01.

                  "Williams Business" shall mean the businesses of (i) any division, Subsidiary or enterprise of the Williams Affiliated Group managed or operated as of the date of this Agreement or any prior or future time by any member of the Williams Affiliated Group, and (ii) entities acquired or established by or for the Williams Affiliated Group after the date of this

Agreement, provided that the term "Williams Business" shall not include the Communications Business.

                  "Williams Controlled Group" shall mean, collectively, Williams and all Persons of which at least eighty percent (80%) of (i) the total combined voting power, or (ii) the total value of the outstanding capital stock or other equity interests thereof is beneficially owned by Williams.

                  "Williams Employees" shall mean those employees, former employees, retirees, agents, and subcontractors of the Williams Affiliated Group.

                  "Williams Employee Services" shall have the meaning specified in Section 2.01.

                  "Williams Expenses" shall mean (i) all costs accrued or incurred by Williams in respect of the Williams Employee Services, Williams Benefits Plans and Williams Employees, (ii) any expenses relating to fixed assets (including any costs for furniture and personal computers), (iii) any miscellaneous expenses (including insurance, travel and entertainment, advertising and licenses) accrued or incurred by Williams and related to the businesses of the parties hereto, and (iv) any other corporate costs (other than any costs relating to the federal regular income tax liability of Williams' consolidated group) incurred by Williams.

                  "Williams Liabilities" shall mean, collectively, (i) all the Liabilities of the Williams Affiliated Group under this Agreement, and (ii) all the Liabilities of the parties hereto or their respective Subsidiaries (whenever arising whether prior to, at or following the closing on the Effective Date) arising out of or in connection with or otherwise relating to the management or conduct before or after the closing on the Effective Date of the Williams Business, provided that the term "Williams Liabilities" shall not include the Communications Liabilities.

                  SECTION 1.02 Other Definitional Provisions. The words "hereof", "hereto", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; references to any Article, Section, Exhibit or Schedule are references to Articles, Sections, Exhibits or Schedules in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

                                   SECTION II

                             SERVICES AND OPERATIONS

                  SECTION 2.01 Services. (a) Beginning on the Effective Date and continuing until the termination of this Agreement pursuant to Article V, Williams shall make available, and shall cause the Williams Affiliated Group to make available, to the Communications Affiliated Group the employee related and the employee benefit related services set forth on Schedule 2.01(a)(i) (the "Williams Employee

Services" and each, a "Williams Employee Service"), and Communications shall, and shall cause its Subsidiaries to, utilize such Williams Employee Services in the conduct of their respective businesses.

                  (b) Williams has agreed that certain Communications Employees shall be eligible to continue to participate in the benefit plans and programs described on Schedule 2.01(b)(i) to the extent that such Communications Employees obtained rights under such benefit plans prior to the Effective Date or may obtain rights under the terms of such benefits plans on or after the Effective Date (collectively, "Williams Benefit Plans"). In addition, certain Communications Employees shall be eligible to continue to participate in the benefit plans and programs described on Schedule 2.01(b)(ii) to the extent that such employees obtained rights under the terms of such benefit plans prior to the Effective Date or may obtain rights under the terms of such benefit plans on or after the Effective Date (collectively, the "Communications Benefit Plans" and, together with the Williams Benefit Plans, the "Benefit Plans"). Williams has agreed that it shall continue to provide the Williams Employee Services described on Schedule 2.01(a)(i) with respect to those Communications Employees participating in Williams Benefit Plans and with respect to the Communications Benefit Plans until the Ownership Reduction Date. The Williams Employee Services may be provided by (i) any employee of Williams or its Subsidiaries (other than Communications and its Subsidiaries), or (ii) any third party designated by Williams, in its sole discretion; provided, however, that notwithstanding any such designation by Williams, Williams shall remain responsible in all respects for the provision of the particular service or services to be provided by such designated third party.

                  SECTION 2.02 Expansion, Reduction or Termination of Employee Services. Except as otherwise provided in Section 6.01 or as otherwise agreed in writing by the parties hereto, each of the Williams Employee Services provided by Williams may be expanded, reduced or terminated upon the mutual agreement of the parties hereto.

                  SECTION 2.03 Payment of Expenses. (a) Williams shall allocate the portion of the Williams Expenses incurred on behalf of the Communications Affiliated Group pursuant to actual expenses incurred to the extent reasonably determinable, and in all other cases pursuant to allocation methodologies determined on an annual basis by Williams, in its sole discretion, after consultation with Communications, which evidence each such party's respective fair and reasonable share of the Williams Expenses. Communications shall not be required to make a payment for Williams Expenses if such expenses have been paid to Williams under the Administrative Services Agreement.

                  (b) Communications shall pay all the Communications Expenses incurred by Communications.

                  (c) Williams shall submit to Communications within thirty (30) working days following the end of each month an invoice for all charges associated with Williams Employee Services provided by Williams during the preceding month, any adjustments for prior months and any other amounts payable in respect of the preceding month. All invoices shall describe in reasonable detail a description of the Williams Employee Services provided and the charges associated therewith, any prior month adjustments and any other amounts that are payable.

Except as provided in Section 2.03(d), Communications shall remit payment on a monthly basis to Williams on behalf of the Communications Affiliated Group for its portion of all charges invoiced on or before the last working day of the month in which the invoice is received in respect of Williams Expenses.

                  (d) In the event of a dispute as to an invoiced amount, Communications shall promptly pay all undisputed amounts on each invoice, but shall be entitled to withhold payment of any amount in dispute, and shall promptly notify Williams of the disputed amount and the reasons each such charge is so disputed. The parties agree to provide each other with sufficient records and information that will enable the parties to resolve any such dispute and, without limiting the rights and remedies of the parties hereunder, to negotiate in good faith a resolution thereto.

                  (e) It is understood and agreed that the Williams Employee Services provided hereunder will be substantially identical in nature and quality (but not necessarily in amount) to the Williams Employee Services performed by Williams during the year prior to the date of this Agreement, except as may be required by virtue of Communications becoming a public company after the Initial Public Offering.

                  (f) Performance of any Williams Employee Services will not be required for the benefit of any entity other than the parties and their respective Subsidiaries. Communications represents and agrees that it will use the Williams Employee Services only in accordance with all applicable federal, state and local laws, regulations and tariffs and in accordance with the reasonable conditions, rules, regulations and specifications that are or may be set forth in any manuals, materials, documents or instructions of the party providing the Williams Employee Services.

                  (g) Any input or information required by either party in the performance of the Williams Employee Services pursuant to the provisions of this Agreement shall be provided by the other party or its Subsidiaries, as the case may be, in a manner consistent with the practices employed by the parties during the year prior to the date of this Agreement. If the failure to provide such input or information renders the performance of the Williams Employee Services impossible or unreasonably difficult, Williams may, upon reasonable notice, refuse to provide such Williams Employee Services.

                  (h) With respect to Communications Employees, Shared Services Employees, or employees of Williams or any of its Subsidiaries who worked (either simultaneously or at different times) both in any business conducted by Williams and its Subsidiaries, and in any business conducted by Communications and its Subsidiaries prior to the Ownership Reduction Date, Communications shall reimburse Williams, on demand or as otherwise directed, for all costs (or in the case of a Shared Employee its proportionate share of all costs) as accrued or incurred by Williams or members of the Williams Affiliated Group with respect to such employees pursuant to the Benefit Plans or otherwise.

                  (i) The parties recognize that many of the Employee Services provided to Communications by Williams Employees will be performed by Shared Services Employees. At or prior to the Ownership Reduction Date, Communications shall pay Williams an amount equal to its proportionate share of all projected liabilities with respect to Shared Services Employees as determined from service records, estimates, calculations and reasonable assumptions developed by Williams' Actuary. For example, if the Actuary determines that the projected working career of a Shared Services Employee is twenty-five (25) years and the Shared Services Employee had performed fifty percent (50%) of his or her services for Communications for a period of 12-1/2 years at the Ownership Reduction Date, Communications will pay Williams twenty-five percent (25%) of the present value of retiree medical, retiree life and other Liabilities associated with such employee. Similarly, if the Shared Services Employee is projected to lose his or her position with Williams due to the cessation of Williams Employee Services to Communications, Communications shall reimburse Williams for its proportionate share of severance and all other employee termination liabilities with respect to such employee.

                  (j) Any expense incurred by either the Williams Affiliated Group or the Communications Affiliated Group in connection with changing Benefit Plans, creating new Benefit Plans, transferring employees, or complying with the terms of this Agreement which are in any way related to an Ownership Reduction Date shall be paid by Communications.

                  SECTION 2.04 Employees. (a) Plans and Services. Prior to the Effective Date, eligible Communications Employees participated in certain Williams Benefit Plans. On and after the Effective Date, eligible Communications Employees shall continue to be eligible to participate in certain Williams Benefit Plans, subject to the terms of the governing plan documents as interpreted by the appropriate plan fiduciaries. On and after the Effective Date and until the termination of this Agreement pursuant to Article V, subject to regulatory requirements, Williams shall continue to provide Williams Employee Services with respect to Communications Employees participating in Williams Benefit Plans in substantially the same manner as it administered such plans prior to the Effective Date and subject to Williams' right to terminate, amend and modify such Benefit Plans pursuant to Sections 2.04(c).

                  (b) Direct Cost Reimbursement. Notwithstanding the provisions of Section 2.03, if Williams provides Communications with at least five (5) days' advance written notice, COMMUNICATION agrees to make funds available, as and when required to be paid by Williams, to Williams so that Williams may make contributions or payments to, for the account of, or in respect of current or former employees or their spouses or other beneficiaries (i) under tax-qualified or other benefit plans, or (ii) that are generally made on a predetermined periodic basis.

                  (c) Changes; Additional Employee Services and Plan Terms. Nothing contained in this Agreement shall be construed to limit the ability of Williams or Communications to amend or modify any of the Williams Benefit Plans or Communications Benefit Plans, respectively, consistent with the terms of such plans, as determined in Williams' or Communications' sole discretion, as the case may be, provided that Williams or Communications, as applicable, shall provide at least forty-five (45) days' prior written notice to the other of any proposed significant amendment to or modification of any Benefit Plan. Communications may request additional services that, if agreeable to Williams, shall be provided on a direct cost basis to Communications.

                  (d) Regulatory Matters. Williams and Communications agree to cooperate fully with each other in the administration and coordination of regulatory and administrative requirements associated with the Benefit Plans that apply either to the other party or jointly to each party hereto. Such coordination, upon request, shall include: sharing payroll data for determination of highly compensated employees, providing census information (including accrued benefits) for purposes of running discrimination tests, providing actuarial reports for purposes of determining the funded status of any plan and providing for review of all summary plan descriptions, requests for determination letters, Forms 5500, financial statement disclosures and plan documents.

                  (e) Certain Notices. In the event there is an ERISA Event with respect to Benefit Plans receiving Williams Employee Services, Williams shall advise Communications as soon as reasonably practicable after Williams determines the ERISA Event has occurred. For purposes of this Section 2.04(e), an "ERISA Event" shall mean (i) the termination of a Benefit Plan or the filing of a Notice of Intent to Terminate such a plan, in either case, under Section 4041(c) of ERISA; (ii) the institution of proceedings by the Pension Benefit Guaranty Corporation (or any successor thereof) to terminate a Benefit Plan or to appoint a trustee to administer such a plan or the receipt of notice by Williams that such an action has been taken with respect to such a plan; (iii) any substantial accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA is incurred with respect to any Benefit Plan sponsored by Williams and no waiver of that deficiency has been obtained from the Internal Revenue Service; (iv) the Internal Revenue Service determines that a Benefit Plan that is intended to be qualified under Section 401 of the Code fails to meet the applicable requirements of the Code and disqualifies the plan; or (v) an amendment to a Benefit Plan sponsored by Williams that results in a significant underfunding described in Section 401(a)(29) of the Code or Section 307 of ERISA.

                  (f) Conflicts. In the event of a conflict between the terms of this Section 2.04 and the terms of Section 2.01 hereof relating to providing Services in connection with Benefit Plans, the terms of this Section 2.04 shall prevail.

                  SECTION 2.05 Limitation of Liability. No member of the Williams Affiliated Group, their respective controlling Persons, if any, and their respective directors, officers, employees, agents or permitted assigns (each, a "Williams Party"), shall be liable to any member of the Communications Affiliated Group, their respective controlling Persons, if any, and their respective directors, officers, employees, agents or permitted assigns (each, a "Communications Party"), for any Liabilities, claims, damages, losses or expenses, which constitute special, indirect, incidental or consequential damages, of a Communications Party arising in connection with this Agreement, the Employee Services or the Benefit Plans. The Williams Affiliated Group shall be entitled to be indemnified by Communications, and shall be entitled to the benefit of the provisions of the Indemnification Agreement which is attached as an exhibit to the Separation Agreement, with respect to any and all claims, losses, damages, Liabilities and expenses (including court costs and reasonable attorney fees) incurred by Williams arising out of the Communications Liabilities, the Communications Expenses, or the obligations of Communications under this Agreement.

                  SECTION 2.06 Williams Pension Plan.

                  (a) Following the Effective Date, Communications Employees, who are eligible, shall continue to participate in the Williams Pension Plan on the same terms and conditions as immediately prior to the Effective Date. At the Ownership Reduction Date, Communications Employees shall cease to participate in the Williams Pension Plan. Unless Williams elects to utilize the plan to plan transfer option described below prior to the Ownership Reduction Date, the Williams Pension Plan shall pay Communications Employees their vested accrued benefits earned under the Williams Pension at the time and in the manner provided in the Williams Pension Plan. If Williams elects such transfer option, as soon as practicable after, and in any event within ninety (90) days after, and effective as of, the Ownership Reduction Date, Communications shall establish a defined benefit pension plan (with terms and conditions substantially comparable in all material respects to the Williams Pension Plan) and a related trust intended to qualify under Section 401(a) and Section 501(a) of the Code (the "Communications Retirement Plan") under which all Communications Employees who participated in the Williams Pension Plan ("Communications Retirement Plan Participants") shall participate. To implement its election of the transfer option, Williams shall, within one hundred eighty
(180) days following the Ownership Reduction Date, but in no event prior to receipt by Williams of written evidence of the establishment of the Communications Retirement Plan and the related trust ("Communications Trust") by Communications and either (A) the receipt by Williams of a copy of a favorable determination letter issued by the Internal Revenue Service with respect to the Communications Retirement Plan or (B) an opinion, in a form theretofore agreed upon, of Communications? counsel to the effect that the terms of the Communications Retirement Plan and Communications Trust qualify under Section 401(a) and Section 501(a) of the Code, direct the trustee of the trust under the Williams Pension Plan ("Williams Trust") to transfer (the date of such transfer hereinafter the "Transfer Date"), in cash or in kind, as agreed to by Williams and Communications, from the Williams Trust to the trustee of the Communications Trust, an amount estimated by an Actuary selected by Williams to equal ninety percent (90%) of the Transfer Amount, as defined below. The "Transfer Amount" shall mean an amount equal to the present value of the accrued benefits of the Communications Retirement Plan Participants, as calculated by the Williams actuary in accordance with Section 414(1) of the Code and the regulations promulgated thereunder. As soon as practicable following the Transfer Date, but in no event later than ninety (90) days after such date, Williams shall direct the trustee of the Williams Trust to transfer to the trustee of the Communications Trust the excess of the Transfer Amount over the actual amount previously transferred, plus interest on such excess at six percent (6%) compounded daily from the Transfer Date. Notwithstanding anything contained herein to the contrary, no transfer of assets shall take place until the 31st day following the filing of all required Forms 5310-A in connection therewith. Upon the receipt of the Transfer Amount (i) Communications and the Communications Retirement Plan shall assume the liabilities of the Williams Pension Plan for accrued benefits of Communications Retirement Plan Participants, theretofore the liability of the Williams Pension Plan, (ii) Communications participation in Williams Pension Plan shall cease, (iii) neither Communications nor any of its Subsidiaries shall have any liability with respect to the Williams Pension Plan, (iv) neither Williams nor any of its Subsidiaries shall have any liability with respect to the accrued benefits of Communications Retirement Plan Participants and (v) Williams and the Williams Pension Plan shall retain all liabilities for accrued benefits of Williams Pension Plan participants who are not Communications Retirement Plan Participants.

                  (b) The calculation of the transfer amount by the Williams actuary shall be determinative but shall be subject to review by Communications and the Williams actuary shall provide the actuary selected by Communications with all the documentation reasonably necessary for Communications to verify such calculation. Communications and Williams shall provide each other with such records and information as may be necessary or appropriate to carry out their obligations under this Section or for the purposes of administration of the Communications Retirement Plan and Williams Pension Plan and they shall cooperate in the filing of documents required by the transfer of assets and liabilities described herein.

                  (c) In no event shall any amount transferred to the trustee of the Communications Retirement Plan be used for any purpose other than to provide benefits to present or future employees of Communications, and in no event shall any amount transferred to the trustee of the Communications Retirement Plan revert to Communications directly or indirectly.

                  SECTION 2.07 Williams Investment Plan.

                  (a) Following the Effective Date, Communications Employees, who are eligible, shall continue to participate in the Williams Investment Plan on the same terms and conditions as applicable immediately prior to the Effective Date. As soon as practicable after, and in any event within ninety
(90) days after, and effective as of, the Ownership Reduction Date, Communications shall establish an employee stock ownership plan (with terms and conditions substantially comparable in all material respects to the Williams Investment Plan) and a related trust intended to qualify under Section 401(a),
Section 501(a), and Section 4975 of the Code (the "Communications Investment Plan"). Effective as of the Ownership Reduction Date, all Communications Employees who participated in the Williams Investment Plan ("Communications Investment Plan Participants") shall participate in the Communications Investment Plan. Williams shall, within one hundred eighty (180) days following the Ownership Reduction Date, but in no event prior to receipt by Williams of written evidence of the establishment of the Communications Investment Plan and the related trust ("Communications Trust") by Communications and either (A) the receipt by Williams of a copy of a favorable determination letter issued by the Internal Revenue Service with respect to the Communications Investment Plan or
(B) an opinion, in a form theretofore agreed upon, of Communications' counsel to the effect that the terms of the Communications Investment Plan and Communications Trust qualify under Section 401(a) and Section 501(a) of the Code, direct the trustee of the trust under the Williams Investment Plan ("Williams Trust") to transfer, in cash or in kind, as agreed to by Williams and Communications, from the Williams Trust to the trustee of the Communications Trust, an amount equal to the accrued benefits of the Communications Investment Plan participants in accordance with Section 414(l) of the Code and the regulations promulgated thereunder. Notwithstanding anything contained herein to the contrary, no transfer of assets shall take place until the 31st day following the filing of all required Forms 5310-A in connection therewith. Upon the receipt of the transfer (i) Communications and the Communications Investment Plan shall assume the liabilities of the Williams Investment Plan for accrued benefits of Communications Investment Plan Participants, theretofore the liability of the Williams Investment Plan, (ii) Communications participation in Williams Investment Plan shall cease, (iii) neither Communications nor any of its Subsidiaries shall have any liability with respect to the Williams Investment Plan, (iv) neither Williams nor any of its Subsidiaries shall have any liability with respect to the accrued benefits of Communications Investment Plan participants, and (v) Williams and the Williams Investment Plan shall retain all liabilities for accrued benefits of Williams Investment Plan participants who are not Communications Investment Plan Participants. The transfer shall not involve any Williams common stock held in a suspense account or any loans which were used to acquire such stock.

                  (b) Communications and Williams shall provide each other with such records and information as may be necessary or appropriate to carry out their obligations under this Section or for the purposes of administration of the Communications Investment Plan and Williams Investment Plan and they shall cooperate in the filing of documents required by the transfer of assets and liabilities described herein.

                  (c) In no event shall any amount transferred to the trustee of the Communications Investment Plan be used for any purpose other than to provide benefits to present or future employees of Communications, and in no event shall any amount transferred to the trustee of the Communications Investment Plan revert to Communications directly or indirectly.

                  SECTION 2.08 Non-qualified Plans. Following the Effective Date, Communications Employees who are eligible shall continue to participate in Williams Supplemental Retirement Plan (the "Williams Restoration Plan") through December 31, 2000. As soon as practicable following the Effective Date, and in any event no later than January 1, 2000, Communications shall establish a benefit restoration plan (the "Communications Restoration Plan") relating to the Williams Pension Plan for the benefit of the Communications Employees who were, immediately prior to January 1, 2000, participating in the Williams Restoration Plan or who become eligible for participation in the Communications Restoration Plan on or after January 1, 2000. As of the Effective Date, Communications shall assume and be solely responsible for the liabilities and obligations relating to the Communications Employees arising under the Williams Restoration Plan.

                  SECTION 2.09 Other Williams Benefit Plans. Following the Effective Date, Communications Employees who are eligible shall continue to participate in the various Williams medical, life, and other Williams Benefit Plans listed on Schedule 2.09 (the "Other Plans"). As of the Effective Date, Communications shall assume and be solely responsible for the liabilities and obligations relating to the Communications Employees arising under the Other Plans. Prior to Ownership Reduction Date, Communications shall establish plans with terms and conditions substantially comparable in all material respects to the Other Plans (the "Communications Other Plans"). Upon the Ownership Reduction Date, all benefits of Communications Employees who participated in the Other Plans shall be paid solely by the Communications Other Plans.

                  SECTION 2.10 Transfer of Employees. Williams employees who transfer to and become employed by Communications or any of its Subsidiaries and Communications employees who transfer to and become employed by Williams or any of its Subsidiaries, in either case on the United States payroll, prior to the Ownership Reduction Date shall be transferred in accordance with the terms of the transfer guidelines established by Williams consistent with practices in effect immediately prior to the Effective Date (the "Transfer Guidelines") and such employees and their beneficiaries and survivors will be granted the benefits provided by the provisions of the applicable Benefit Plans pertaining to employees who have been transferred between Williams and Communications, as provided in, and subject to the terms and conditions of, the transfer guidelines.

                                   SECTION III

                                   INFORMATION

                  SECTION 3.01 Provision of Corporate Records. Subject to applicable law and privileges, from and after the Effective Date, upon the prior written request by Williams for specific and identified agreements, documents, books, records or files, including, without limitation, computer files, microfiche, tape recordings and photographs (collectively, "Records"), relating to or affecting Williams, including, but not limited to, the Records concerning Communications Employees and Communications Benefit Plans necessary for Williams to perform the Williams Employee Services. Communications shall arrange, as soon as reasonably practicable following the receipt of such written request, for the provision of appropriate copies of such Records (or the originals thereof if the party making the request has a reasonable need for such originals) in the possession of Communications or any of its Subsidiaries, but only to the extent such items are not already in the possession of the requesting party.

                  SECTION 3.02 Access to Information. Subject to applicable law and privileges, from and after the Effective Date, Communications shall afford to Williams and its authorized accountants, counsel and other designated representatives reasonable access during normal business hours, subject to appropriate restrictions for classified, privileged or confidential information, to the personnel, properties, books and records of Communications and its Subsidiaries insofar as such access is reasonably required by Williams.

                  SECTION 3.03 Reimbursement; Other Matters. Except to the extent otherwise contemplated by any Ancillary Agreement, a party providing Records or access to information to another party hereto pursuant to this
Article III shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses, as may be reasonably incurred in providing such Records or access to information.

                  SECTION 3.04 Confidentiality. Each of Communications and Williams shall not (without the prior written consent of the other party) use or permit the use of, and shall hold, and shall cause its consultants and advisors to hold, in strict confidence, all information concerning the other party in its possession, its custody or under its control (except to the extent that (a) such information has been in the public domain through no fault of such party, (b) such information has been later lawfully acquired from a source other than the other party to this Agreement, or (c) this Agreement or any other Ancillary Agreement permits the use or disclosure of such information), and each party shall not (without the prior written consent of the other) otherwise release or disclose such information to any other Person, except to such party's officers, directors, employees, auditors, attorneys and agents, in each case on a confidential and need-to-know basis, unless compelled to disclose such information by judicial or administrative process or unless such disclosure is required by law and such party has used commercially reasonable efforts to consult with the other affected party or parties prior to such disclosure. To the extent that a party hereto is compelled by judicial or administrative process to disclose such information under circumstances in which any evidentiary privilege may be available, such party agrees to assert such privilege in good faith prior to making such disclosure. Each of the parties hereto agrees to consult immediately with the other party in connection with any such judicial or administrative process, including, without limitation, in determining whether any privilege is available, and further agrees to allow each such relevant party and its counsel to participate in any hearing or other proceeding (including, without limitation, any appeal of an initial order to disclose) in respect of such disclosure and assertion of privilege.

                  SECTION 3.05 Destruction of Records. In the event that Williams intends to destroy any records relating to the employment of, or participation in Williams Benefit Plans by, Communications Employees (including, but not limited to, personnel records and records relating to medical and other health and welfare benefit plans), Williams shall provide written notice to Communications of its intention to do so at least ninety (90) days in advance of the date that such destruction is expected to be undertaken. Communications shall have thirty (30) days after receiving such notice to advise Williams in writing whether Communications wishes to obtain copies of such records pertaining to its employees. If Communications desires such records, Williams shall, at the sole expense of Communications, either provide the originals thereof to Communications or shall copy such records and provide them to Communications.

                                   SECTION IV

                   ASSUMPTION AND SATISFACTION OF LIABILITIES

                  SECTION 4.01 From and after the date hereof, (i) Williams shall assume, pay, perform and discharge all Williams Liabilities, but it shall be entitled to recover from Communications the amounts due under Sections 2.03 and 2.04 hereof, and (ii) Communications shall assume, pay, perform and discharge all Communications Liabilities. Consistent with this agreement, Communications or the appropriate Subsidiary of Communications, shall assume all Liabilities arising out of or resulting from any claim by any Communications Employee which arises under federal, state or local statute (including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1990, the Equal Pay Act, the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974 and all other statutes regulating the terms and conditions of employment), regulation or ordinance, under the common law or in equity (including any claims for wrongful discharge or otherwise), or under any policy, agreement, understanding or promise, written or oral, formal or informal, between Williams or Communications (or any Subsidiary of Williams or Communications) and the Communications Employee, whether arising out of actions, events or omissions that occurred (or, in the case of omissions, failed to occur) prior to, or after, the Effective Date. Subject to its rights under Sections 2.03 and 2.04 hereof, Williams or an appropriate Subsidiary of Williams shall assume all liabilities arising out of or resulting from any claim by any Williams Employee which arises under federal, state or local statute (including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1990, the Equal Pay Act, the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974 and all other statutes regulating the terms and conditions of employment), regulation or ordinance, under the common law or in equity (including any claims for wrongful discharge or otherwise), or under any policy, agreement, understanding or promise, written or oral, formal or informal, between Williams or any of its Subsidiaries and the Williams Employee, whether arising out of actions, events or omissions that occurred (or, in the case of omissions, failed to occur) prior to, or after, the Effective Date.

                                    SECTION V

                                TERM OF AGREEMENT

                  SECTION 5.01 Termination. (a) Except as otherwise provided in this Article V or as otherwise agreed to in writing by the parties hereto, this Agreement shall be subject to termination by either Williams or Communications, upon the Ownership Reduction Date.

                  (b) Williams may terminate any Williams Employee Services at any time if Communications shall have failed to perform any of its material obligations under this Agreement relating to any such Williams Employee Services, provided that Williams has notified Communications in writing of such failure and such failure shall have continued for a period of sixty (60) days after receipt by Communications of notice of such failure.

                  (c) Communications may terminate any Williams Employee Services at any time if Williams shall have failed to perform any of its material obligations under this Agreement relating to any such Williams Employee Services, provided that Communications has notified Williams in writing of such failure and such failure shall have continued for a period of sixty (60) days after receipt by Williams of notice of such failure.

                  SECTION 5.02 Effect of Termination. (a) Other than as required by law, upon termination of any Employee Services pursuant to Section 5.01, and upon termination of this Agreement in accordance with its terms, Williams will have no further obligation to provide the terminated Employee Service (or any Employee Services, in the case of termination of this Agreement) and Communications shall have no obligation to pay any costs relating to such Employee Services or make any other payments hereunder, provided that notwithstanding any such termination (i) Communications shall remain liable to Williams for costs owed and payable in respect of Employee Services provided prior to the effective date of such termination or any costs attributable to, arising out of or in connection with such termination (including, but not limited to, severance costs, long-term lease obligations and rent), and (ii) Williams shall continue to charge Communications for administrative and other costs relating to benefits provided after but incurred prior to the termination of any Employee Services and other services required to be provided after the termination of such Employee Service and Communications shall be obligated to pay such costs in accordance with the terms of this Agreement.

                  (b) Following termination of any Williams Employee Services under this Agreement, Williams and Communications agree to cooperate in providing for an orderly transition of such Williams Employee Services to Communications or to a successor service provider. Without limiting the foregoing, Williams agrees to provide to Communications, within ninety (90) days of the termination of all Williams Employee Services in respect of any Communications Employees participating in Williams Benefit Plans, copies in a format designated by Williams, of all records relating directly or indirectly to benefit determinations of the participants in Benefit Plans, including compensation and service records or records required to be maintained by law, and (iii) Williams and Communications shall work with the other party in developing a reasonable transition schedule with respect thereto.

                  SECTION 5.03 Survival of Termination. Notwithstanding any provisions in this Agreement to the contrary, any obligations of or covenants and agreements made by each of Williams and Communications under this Article V,
Article III, Article IV, Section 2.03, and Section 3.04 shall survive (i) the sale or other transfer by either of them of any assets or businesses or the assignment by either of them of any Liabilities and (ii) the termination of this Agreement, and shall continue in full force and effect (subject to the terms of such provisions).

                                   SECTION VI

                                  MISCELLANEOUS

                  SECTION 6.01 Complete Agreement; Construction. This Agreement, including the Exhibits and Schedules, and the Ancillary Agreements shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. In the event of any inconsistency between this Agreement and any Exhibit or Schedule hereto, such Exhibit or Schedule shall prevail. Notwithstanding any other provisions in this Agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of any Ancillary Agreement, such Ancillary Agreement shall control.

                  SECTION 6.02 Ancillary Agreements. This Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by the Ancillary Agreements. In the event of any inconsistency between this Agreement and any Ancillary Agreement, the terms of such Ancillary Agreement shall govern.

                  SECTION 6.03 Waivers. The failure of either party to require strict performance by the other party of any provision in this Agreement shall not waive or diminish that party's right to demand strict performance thereafter of that or any other provision hereof.

                  SECTION 6.04 Assignment. This Agreement shall be assignable, in whole in connection with a merger or consolidation or the sale of all or substantially all the assets of a party hereto so long as the resulting, surviving or transferee entity assumes all the obligations of the relevant party hereto by operation of law or pursuant to an agreement in form and substance reasonably satisfactory to the other party to this Agreement. Otherwise this Agreement shall not be assignable, in whole or in part, directly or indirectly, by any party hereto without the prior written consent of the others, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void.

                  SECTION 6.05 Successors and Assigns. The provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and permitted assigns.

                  SECTION 6.06 Subsidiaries. Each of the parties hereto shall cause to be performed, and hereby guarantees the performance of, all actions, agreements, covenants and obligations set forth herein to be performed by any Subsidiary of such party or by any entity that is contemplated to be a Subsidiary of such party on and after the Effective Date, provided that Williams shall not have this obligation with respect to Communications and its Subsidiaries.

                  SECTION 6.07 Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and their respective Subsidiaries and should not be deemed to confer upon or entitle any third party, including employees of Williams or Communications any remedy, claim, liability, benefit, reimbursement, compensation, claim of action or otherwise establish or create any rights on the part of such third party in excess of those existing without reference to this Agreement. Nothing in this Agreement is intended to restrict or limit Williams or Communications, as applicable, in the exercise of its rights or the fulfillment of its duties as a plan sponsor of any Benefit Plans.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first written above.

                                       WILLIAMS COMMUNICATIONS GROUP, INC.


                                       By:
                                          --------------------------------------

                                       Name:
                                            ------------------------------------

                                       Title:
                                             -----------------------------------



                                       THE WILLIAMS COMPANIES, INC.


                                       By:
                                          --------------------------------------

                                       Name:
                                            ------------------------------------

                                       Title:
                                             -----------------------------------

                             SCHEDULE 2.01(a)(i)

                           WILLIAMS EMPLOYEE SERVICES

(i) Employee and benefit plan related services of the same type that were performed by Williams on behalf of the Communications Affiliated Group prior to the Effective Date, including, but not limited to:

     (a) Human Resource Management Services;
     (b) Executive Compensation Design and Administration;
     (c) Employee Benefit Plan Design and Administration;
     (d) Risk Management; and
     (e) Training.

(ii) Services related to the foregoing services performed by Williams on behalf of the Communications Affiliated Group as a result of the Initial Public Offering, and the ongoing administrative obligations resulting therefrom.

                               SCHEDULE 2.01(b)(i)

                             WILLIAMS BENEFIT PLANS

(i) The employee benefit plans as defined in section (3)(3) of ERISA in which Williams Employees and Communications Employees participated prior to the Effective Date and any other employee benefit plans as defined in Section (3)(3) of ERISA created after the Effective Date in which Williams Employees and Communications Employees participate, including, but not limited to:

     The Williams Companies, Inc. Consolidated Pension Plan
     The Williams Companies, Inc. Investment Plus Plan
     The Williams Companies Supplemental Retirement Plan
     The Williams Companies Group Insurance Plan
     The Williams Companies Long-Term Disability Plan
     The Williams Companies, Inc. Group Medical-Health Plus Plan
     The Williams Companies Personal Accident Insurance Plan
     The Williams Companies Severance Pay Plan
     The Williams Companies Pre-Tax Premium and Flexible Reimbursement Account Plan
     The Williams Companies, Inc. Educational Assistance Plan
     The Williams Companies, Inc. Group Medical-Health Plus Plan for Part-Time Employees
     The Williams Companies, Inc. Change-In-Control Severance Protection Plan The Williams Companies, Inc. Loss of Flight Status Plan
     The Williams Companies, Inc. Employee Assistance Plan
     The Williams Companies, Inc. Legal Services Plan
     The Williams Companies, Inc. Vision Services Plan

(ii) each of the following in which Williams Employees and Communications Employees participated prior to the Effective Date or which are created after the Effective Date and cover Williams Employees and Communications Employees: personnel policy, stock option plan, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy, program or agreement, deferred compensation agreement or arrangement, retiree benefit plan or arrangement, fringe benefit program or practice (whether or not taxable), employee loan, consulting agreement, employment agreement and each other employee benefit plan, agreement, arrangement, program, practice or understanding which is not described in paragraph (i) of this Schedule.

                              SCHEDULE 2.01(b)(ii)

                          COMMUNICATIONS BENEFIT PLANS

(i) The employee benefit plans as defined in section (3)(3) of ERISA, which are not Williams Benefit Plans, in which Communications Employees, participated prior to the Effective Date and any other employee benefit plans as defined in section (3)(3) of ERISA created for Communications Employees after the Effective Date which are not Williams Benefit Plans, including, but not limited to:

     WilTel Communications, LLC Pension Plan
     WilTel Communications, LLC Investment Plan
     Pension Plan for Bargaining Unit Employees of WilTel Communications, LLC WilTel Saving and Retirement Plan
     WilTel Communications Systems, Inc. Employees 401(k) Savings Plan
     Global Access Telecommunications Services 401(k) Plan
     ITC 401(k) Savings Plan
     Critical Technologies 401(k) Plan
     Comlink Incorporated Profit Sharing 401(k) Plan
     WilTel Data Network Services, Inc. 401(k) Plan
     SoftIron Systems, Inc. 401(k) Plan
     WilTel Communications Systems, Inc. Pretax Premium Plan and Flexible
         Reimbursement Accounts
     WilTel Communications Systems, Inc Group Medical and Dental Assistance Plan
         for Full-Time Employees
     WilTel Communications Systems, Inc. Group Medical and Dental Assistance
         Plan for Part-Time Employees
     WilTel Communications Systems, Inc. Group Insurance Plan
     WilTel Communications Systems, Inc. Personal Accident Insurance Plan
     WilTel Communications Systems, Inc. Long Term Disability Plan
     WilTel Communications Systems, Inc. Educational Assistance Plan
     WilTel Communications Systems, Inc. Legal Service Plan
     WilTel Communications Systems, Inc. Vision Service Plan
     WilTel Communications Systems, Inc. Employee Assistance Plan
     WilTel Communications Systems, Inc. Severance Pay Plan
     WilTel Communications Systems, Inc. Pre-Tax Premium and Flexible
         Reimbursement Account Plan (for collectively bargained employees) WilTel Communications Systems, Inc. Group Medical Health Plus Plan (for
         collectively bargained employees)
     WilTel Communications Systems, Inc. Group Insurance Plan (for collectively bargained employees)
     WilTel Communications Systems, Inc. Personal Accident Insurance Plan (for
         collectively bargained employees)
     WilTel Communications Systems, Inc. Long-Term Disability Plan (for
         collectively bargained employees)
     WilTel Communications Systems, Inc. Educational Assistance Plan (for collectively bargained employees)

     WilTel Communications Systems, Inc. Vision Service Plan (for collectively bargained employees)
     WilTel Communications Systems, Inc. Employee Assistance Plan (for
         collectively bargained employees)
     WilTel Communications Systems, Inc. Severance Plan (for collectively bargained employees)
     All multi-employer plans maintained or formerly maintained pursuant to any collective bargaining agreement between any member of the Communications Affiliated Group and any union

(ii) each of the following, whether created before or after the Effective Date, that cover Communications Employees who do not participate in the Williams Benefit Plans, before or after the Effective Date: personnel policy, stock option plan, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy, program or agreement, deferred compensation agreement or arrangement, retiree benefit plan or arrangement, fringe benefit program or practice (whether or not taxable), employee loan, consulting agreement, employment agreement and each other employee benefit plan, agreement, arrangement, program, practice or understanding which is not described in paragraph (i) of this Schedule.

                                  SCHEDULE 2.09

                                   OTHER PLANS

(i) The employee benefit plans as defined in section (3)(3) of ERISA in which Williams Employees and employees of Communications participated prior to the Effective Date and any other employee benefit plans as defined in Section (3)(3) of ERISA created after the Effective Date in which Williams Employees and Communications Employees participate, including, but not limited to:

     The Williams Companies Group Insurance Plan
     The Williams Companies Long-Term Disability Plan
     The Williams Companies, Inc. Group Medical-Health Plus Plan
     The Williams Companies Personal Accident Insurance Plan
     The Williams Companies Severance Pay Plan
     The Williams Companies Pre-Tax Premium and Flexible Reimbursement Account
       Plan
     The Williams Companies, Inc. Educational Assistance Plan
     The Williams Companies, Inc. Group Medical-Health Plus Plan for Part-Time
       Employees
     The Williams Companies, Inc. Change-In-Control Severance Protection Plan The Williams Companies, Inc. Loss of Flight Status Plan
     The Williams Companies, Inc. Employee Assistance Plan
     The Williams Companies, Inc. Legal Services Plan
     The Williams Companies, Inc. Vision Services Plan

(ii) each of the following in which Williams Employees and Communications Employees participated prior to the Effective Date or which are created after the Effective Date and cover Williams Employees and Communications Employees: personnel policy, stock option plan, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy, program or agreement, deferred compensation agreement or arrangement, retiree benefit plan or arrangement, fringe benefit program or practice (whether or not taxable), employee loan, consulting agreement, employment agreement and each other employee benefit plan, agreement, arrangement, program, practice or understanding which is not described in paragraph (i) of this Schedule.